Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50480, 33-85330, 33-97176, 333-33891, 333-80663, 333-61132, 333-97375, and 333-119257) and on Form S-3 (Nos. 333-74464 and 333-121225) of Regeneron Pharmaceuticals, Inc., of our report dated February 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 27, 2008